Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

NATIONAL BEVERAGE REPORTS

QUARTER 1 . . . WON

FORT LAUDERDALE, FL, September 10, 2015 . . . National Beverage Corp. (NASDAQ: FIZZ) today reported the finest first quarter in the Company’s history.

(in millions except EPS):

For the First Quarter Ended August 1, 2015 –

Sales	Net Income	EBITDA*	EPS	Cash
$185.4	$17.1	$29.1	$.37	$66.3

“There are many reasons that this first quarter dynamically performed as such! Should I be required to point out the main reason, I would single out the Multiple Generator chart on the inside back cover of the Company’s 2015 Proxy Statement. If one picture could say it all, this chart does it! And that’s a Yes,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

(in millions except EPS):

For the Trailing Twelve Months Ended August 1, 2015 –

Sales	Net Income	EBITDA*	EPS
$656.6	$51.1	$89.3	$1.10

more-

National Beverage Corp.

“As this earnings release is disclosed, our gallery-themed Annual Report is in distribution and, in conjunction with our current Proxy Statement, is giving our shareholders both a treat and more precise look into our future. The early response is – ‘Great Job Team National.’ ”

“Several recent articles also go into detail relative to our future performance and potential shareholder value. Additionally, a paradigm across the globe: the China meltdown; the shifting of commodities due to that meltdown; the evolution of the ‘sweetener’ revolution; rising health costs and the super-informed consumer all translate into Goodness for National Beverage,” continued Caporella.

“Finally, investment cash is seeking a fundamentally safe haven brought on by global uncertainties and volatile commodity values. This all translates into the ‘perfect time’ with the most significant potential for our Break-Out Year. Certainly, one would agree – our first quarter sends a clear signal of what is ahead,” smiled Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.

Consolidated Results for the Periods Ended

August 1, 2015 and August 2, 2014

Trailing 12 Months Ended		Three Months Ended
August 1, 2015 vs. August 2, 2014		August 1, 2015	August 2, 2014
		(in thousands, except per share amounts)

FIZZ -
Up 35% to $23.77	Net Sales	$185,386	$174,637

Cash -	Net Income	$17,113	$15,363
Up 78% to $66.3 million
	Earnings Per
Operating Income -	Common Share
Up 15% to $77.9 million	Basic	$.37	$.33
	Diluted	$.37	$.33
Net Income -
Up 9% to $51.1 million	Average Common Shares
	Outstanding
EBITDA* -	Basic	46,397	46,336
Up 11% to $89.3 million	Diluted	46,591	46,529

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Although the Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management believes that the disclosure of EBITDA, a non-GAAP financial measure, may provide users of this financial information with additional insights into the operating performance of the business. EBITDA (in thousands) for the three month period ended August 1, 2015 and twelve month periods ended August 1, 2015 and August 2, 2014 of $29,069, $89,258 and $80,339, respectively, is calculated by adding the following expenses back to Net Income for each of the periods: Depreciation and Amortization of $3,020, $11,552 and $11,808; Net Interest Expense of $42, $263 and $572; and Provision for Income Taxes of $8,894, $26,382 and $21,031.